Exhibit 2.1

SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Second Amendment to Business Combination Agreement (this “Second Amendment”) is dated as of August 30, 2023, with respect to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 26, 2022, as amended on March 29, 2023, by and among Catalyst Biosciences, Inc., a Delaware corporation (“Parent”), GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”, and collectively with GNI USA, GNI Group and GNI HK, the “Contributors,” and each a “Contributor”), the individuals listed on Annex A thereto and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (the “Company”).  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, Section 8.4 of the Business Combination Agreement provides that it may be amended, modified or supplemented by Parent, the Contributors and the Company by action taken or authorized by their respective boards of directors or equivalent at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval has been obtained, and by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements contained herein, and intending to be legally bound hereby, Parent, the Contributors and the Company hereby agree as follows:

ARTICLE I
AMENDMENT

Section 1.1          Amendment.  Section 8.1(b)(i) of the Business Combination Agreement is hereby amended and restated as follows:

if the Transactions shall not have been consummated on or before October 30, 2023 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Transactions to be consummated by the Outside Date;

Section 1.2         Effect of Amendment; Counterparts.  Except as specifically modified herein, the Business Combination Agreement remains in full force and effect.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.  Article IX of the Business Combination Agreement is hereby incorporated by reference.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have each caused this Second Amendment to be duly executed as of the date first written above.

PARENT:

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
	Name:	Nassim Usman, Ph.D.
	Title:	President and Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties have each caused this Second Amendment to be duly executed as of the date first written above.
CONTRIBUTORS:

GNI USA, INC.

By:	/s/ Ying Luo
	Name:	Ying Luo
	Title:	Director

GNI GROUP LTD.

By:	/s/ Ying Luo
	Name:	Ying Luo
	Title:	President and Chief Executive Officer

GNI HONG KONG LIMITED

By:	/s/ Ying Luo
	Name:	Ying Luo
	Title:	Director and President

COMPANY:

CONTINENT PHARMACEUTICALS INC.

By:	/s/ Ying Luo
	Name:	Ying Luo
	Title:	Chairman

[Signature Page to Second Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties have each caused this Second Amendment to be duly executed as of the date first written above.

SHANGHAI GENOMICS, INC.

By:	/s/ Yuwen Wu
	Name:	Yuwen Wu
	Title:	Executive Director, General Manager and Legal Representative

[Signature Page to Second Amendment to Business Combination Agreement]